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                                                                   EXHIBIT 4.12

                                    Schedule

                  Information on seven substantially identical
               Assignments of Warranties and Other Contract Rights
                            dated as of June 20, 2001
                     to First Union National Bank as Lender

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.4)


       Apartment Property                         Borrower
       ------------------                         --------


       Deerfield Apartments                       CRIT-NC IV, LLC
       Durham, North Carolina

       Meadow Creek Apartments                    CRIT-NC IV, LLC
       Pineville, North Carolina

       Pinnacle Ridge Apartments                  CRIT-NC IV, LLC
       Asheville, North Carolina

       Cottonwood Crossing Apartments             CAC V Limited Partnership
       Arlington, Texas

       Main Park Apartments                       CAC V Limited Partnership
       Duncanville, Texas

       Paces Cove Apartments                      CAC V Limited Partnership
       Dallas, Texas

       Wildwood Apartments                        CAC V Limited Partnership
       Eucless, Texas